UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 19, 2008

Wise Metals Group LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-117622	52-2160047
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

857 Elkridge Road, Suite 600

Linthicum, Maryland 21090

(Address of principal executive offices)

(410) 636-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On November 14, 2008, Wise Metals Group LLC (the “Company”), filed Form 12b-25 disclosing that the Company was unable to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 by November 14, 2008. As disclosed in the Form 12b-25, the Company has recently devoted substantial time and effort to other corporate activities including acquisition and financing related activities, and as a result, the Company has not had adequate time to complete the preparation of its consolidated financial statements by November 19, 2008, without unreasonable effort or expense. The Company will file its Form 10-Q as soon as practicable.

As previously discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, the Company identified a material weakness in its internal control over financial reporting because the Company has not maintained sufficient staff with appropriate training in US GAAP and SEC financial rules and regulations. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. Despite making progress during the nine months ended September 30, 2008, the Company’s remedial actions are ongoing and not yet complete. Therefore, this material weakness identified has not been remediated as of September 30, 2008.

As the Company finalizes its preparation of the consolidated financial statements for the quarter ended September 30, 2008, additional material weaknesses may be identified.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISE METALS GROUP LLC

By:	/s/ Kenneth Stastny
Name:	Kenneth Stastny
Title:	Chief Financial Officer

Date: November 19, 2008